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                                                                 EXHIBIT 10.1.13
                                                                 ---------------

                             SCOVILL HOLDINGS INC.
                           c/o Scovill Fasteners Inc.
                        Highway 385 South - 441 Business
                                  P.O. Box 44
                          Clarkesville, Georgia  30523


                                                               November 26, 1997

Mr. Michael Baxley
c/o Scovill Fasteners Inc.
Highway 385 South - 441 Business
P.O. Box 44
Clarkesville, Georgia  30523


                      Re: Grant of Rollover Stock Options
                          -------------------------------

Dear Mr. Baxley:

          Scovill Acquisition Inc., a wholly owned subsidiary of Scovill Holdings Inc. (the "Company"), has agreed to purchase (the "Acquisition") all of
                    -------                                 -----------
the outstanding common stock (the "KSCO Stock") of KSCO Acquisition Corporation
                                   ----------
("KSCO").  You have previously been granted an option to purchase shares of KSCO
  ----
Stock.  The option set forth below (the "Option") is granted in substitution for
                                         ------
the portion of your option to purchase shares of KSCO Stock which was not surrendered in exchange for cash in connection with the Acquisition.

        1. DEFINITIONS. For the purposes of this Agreement, the following terms have the indicated meanings:

          "BOARD" means the Board of Directors of the Company.
           -----

          "CAUSE" means (i) your willful and repeated failure to comply with the
           -----
lawful directives of the Board or the Board of Directors of Fasteners or your supervisory personnel, (ii) any criminal act or act of dishonesty or willful misconduct by you that has a material adverse effect on the property, operations, business or reputation of the Company or any Subsidiary or (iii)
your material breach of the terms of any employment, confidentiality or noncompete agreement you may have with the Company or any Subsidiary. In no event, however, shall any termination of employment be deemed for Cause unless
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the facts and circumstances of the situation are first reviewed by the Company's
Chief Executive Officer and such officer concludes that the situation warrants a Cause for termination; provided, however, that in the case of the Chief
                       --------  -------
Executive Officer for Cause determination shall be made by the Board acting without the Chief Executive Officer.

          "CODE" means the Internal Revenue Code of 1986, as amended, and any
           ----
successor statute.

          "COMMITTEE" means the Compensation Committee or such other committee
           ---------
of the Board as the Board may designate to administer the Plan or, if for any reason the Board has not designated such a committee, the Board. The Committee, if other than the Board, shall be composed of two or more directors as appointed from time to time by the Board.

          "COMMON STOCK" means the common stock, par value $0.0001 per share, of
           ------------
the Company.

          "FASTENERS" means Scovill Fasteners Inc., a Delaware corporation.
           ---------

          "PLAN" means the Company's Long Term Incentive and Share Award Plan.
           ----

          "PREFERRED STOCK" means the Series B Preferred Stock, par value
           ---------------
$0.0001 per share, of the Company.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and any
           --------------
successor statute.

          "SUBSIDIARY" means any subsidiary corporation (as such term is defined
           ----------
in section 424(f) of the Code) of the Company.

          "UNIT" means a unit consisting of one share of Common Stock and one
           ----
share of Preferred Stock.

          2.  OPTION TERMS.

         (a)  GRANT.  You hereby are granted an option to purchase up to
134,341 Units (the "Option Units") at a price of $2.5563 per Unit, subject to
                    ------------
adjustment pursuant to Section 9 below (the "Exercise Price"), payable upon
                                             --------------
exercise as set forth in Section 3 below in substitution for your option to purchase shares of KSCO Stock not surrendered in exchange for cash in connection with the Acquisition. Your Option will
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expire at the close of business on August 1, 2007 (the "Expiration Date"),
                                                        ---------------
subject to earlier expiration in connection with the termination of your employment as provided below. Your Option is not intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

        (b) EXERCISABILITY. Your Option will be exercisable in full at any time during the term of the Option.

        (c) TERMINATION OF OPTION. In no event shall any part of your Option be exercisable after the Expiration Date set forth in Section 2(a). If your employment by the Company or any Subsidiary terminates for any reason other than for Cause, your Option shall expire, to the extent not theretofore exercised, three months following such date of termination (or one year following such date of termination, if such termination occurs by reason of your death or disability (as defined in Section 22(e)(3) of the Code). If your employment with the Company or any Subsidiary terminates for Cause, all of your Option not previously exercised shall expire and be forfeited whether or not vested and exercisable.

        3. PROCEDURE FOR EXERCISE. You may exercise all or any portion of your Option to the extent permitted hereby, at any time and from time to time by delivering written notice to the Company accompanied by payment in full of an amount equal to the product of (i) the Exercise Price multiplied by (ii) the number of Option Units to be purchased. Payment of the Exercise Price shall be made in cash (including check, bank draft or money order) or, in the discretion of the Committee, by delivery of a full recourse promissory note bearing interest at a rate not less than the applicable federal rate determined pursuant to Section 1274 of the Code as of the date of exercise or, in the discretion of the Committee, by delivery of shares of Common Stock (valued at their fair market value as determined in good faith by the Committee). The Company may delay effectiveness of any exercise of your Option for such period of time as may be necessary to comply with any contractual provisions to which it may be subject relating to the issuance of its securities. As a condition to any exercise of your Option, you agree to be bound by the Stockholders Agreement dated as of November 26, 1997 among the Company and the stockholders signatory thereto and further agree that the Option Units shall constitute "CAPITAL STOCK" for purposes of the Stockholders Agreement. In addition, you agree that you have access to, and in any case will permit the Company to deliver to you, all financial and other information regarding the Company necessary to enable you to make an informed investment decision, and you
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will make all customary investment representations which the Company requires.

        4. SECURITIES LAW RESTRICTIONS. You represent that when you exercise your Option you will be purchasing the Common Stock and Preferred Stock covered thereby for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Common Stock or Preferred Stock acquired upon exercise of your Option unless your offer, sale or other disposition thereof is registered under the Securities Act and state securities laws or, in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You agree that you will not offer, sell or otherwise dispose of any Common Stock or Preferred Stock acquired upon exercise of your Option in any manner which would:
(i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the certificates for any Common Stock and Preferred Stock you purchase will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws. To the maximum extent permissible, the shares purchased under your Options will be issued in compliance with the exemption from the registration requirements of Rule 701 under the Securities Act.

        5. OPTION NOT TRANSFERABLE. Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution. During your lifetime only you (or your legal guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution.

        6. CONFORMITY WITH PLAN. Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and
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                                      -5-

agree to be bound by all of the terms of this Agreement and the Plan.

        7. RIGHTS OF PARTICIPANTS. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate your employment at any time (with or without Cause), or confer upon you any right to continue in the employ of the Company for any period of time or to continue to receive your current (or other) rate of compensation. Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant.

        8. WITHHOLDING OF TAXES. The Company may, if necessary, withhold from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to the exercise of your Option, and the Company may defer any issuance of the securities purchased upon such exercise unless indemnified by you to its satisfaction against the payment of any such amount.

        9. ADJUSTMENTS. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock or Preferred Stock, the Board or the Committee shall, in order to prevent the dilution or enlargement of rights under your Option make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein as may be determined to be appropriate and equitable.

        10. RESTRICTIONS ON TRANSFER.

        (a) RESTRICTIVE LEGEND. The certificates representing the Common Stock issued pursuant to your Option will bear a legend substantially to the following effect:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER
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                                      -6-


     AGREEMENTS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 26, 1997 AMONG THE COMPANY AND THE STOCKHOLDERS SIGNATORY THERETO, A COPY OF WHICH MAY BE OBTAINED WITHOUT CHARGE BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS."

        (b) OPINION OF COUNSEL. You may not sell, transfer or dispose of any Common Stock or Preferred Stock issued pursuant to your Option (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer. In the event the Common Stock or Preferred Stock may be sold without registration under the Rules 144 and 701 under the Securities Act, such opinion of counsel shall be provided by counsel chosen by the Company at the Company's expense.

        (c) HOLDBACK. You agree not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any registration statement with respect to a public offering of Common Stock or Preferred Stock (other than on Form S-8) by or on behalf of the Company. This holdback restriction shall not apply to any registered offering effected more than two years after the Initial Public Offering, except to the extent requested by the underwriter(s) thereof.

        11. GOVERNING LAW. THE CORPORATE LAW OF DELAWARE WILL GOVERN ALL QUESTIONS CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF NEW YORK.

        12. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you and to the Company at the addresses indicated below:
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(a)  If to the Optionee:

     c/o Scovill Fasteners, Inc.
     Highway 385, South - 441
     P.O. Box 44
     Clarkesville, Georgia 30523


(b)  If to the Company:

     c/o Scovill Fasteners Inc.
     Highway 385, South - 441
     P.O. Box 44
     Clarkesville, Georgia 30523
     Attention:  President
                 Secretary

     With a copy to:

     Saratoga Partners III, L.P.
     535 Madison Avenue
     New York, New York  10022
     Attention:  Christian L. Oberbeck


        or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the send party.
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                                      -8-

          Please execute the extra copy of this Agreement in the space below and return it to the Company's Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.


                              Very truly yours,

                              SCOVILL HOLDINGS INC.

                              By: ________________________________
                                  Name:
                                  Title:


Enclosures:

1.  Extra copy of this Agreement
2.  Copy of the Plan
3.  Copy of the Stockholders Agreement

          The undersigned hereby acknowledges that he has read this Agreement, the Plan and the Stockholders Agreement and hereby agrees to be bound by all provisions set forth herein and therein.

Dated as of November 26, 1997


                              ________________________________________

                              Name: __________________________________